ICU MEDICAL, INC.
ICU MEDICAL (UTAH), INC.
951 CALLE AMANECER
SAN CLEMENTE, CALIFORNIA 92673

July 8, 2005

Hospira, Inc.
275 N. Field Drive
Building H1, Department 0960
Lake Forest, Illinois 60045-2579
Attention: Chief Executive Officer

Re:	Manufacturing Commercialization and Development Agreement dated February 25, 2005 between ICU Medical, Inc. and Hospira, Inc.

Dear Mr. Begley:

     The above-referenced Manufacturing Commercialization and Development Agreement was assigned by Buyer to ICU Medical (Utah), Inc. (“Newco”) by means of an Assignment and Assumption Agreement dated February 28, 2005 and supplemented and/or amended by a letter agreement dated February 25, 2005 between ICU Medical, Inc. and Hospira, Inc., a letter agreement dated May 1, 2005 among ICU Medical, Inc., Newco and Hospira, Inc. (the “May 1 Letter Agreement”) and an undated letter agreement among ICU Medical, Inc., Newco and Hospira, Inc. (as supplemented and/or amended, the “Agreement”). This letter agreement amends the Agreement. Capitalized terms used, but not defined, in this letter agreement have the meanings ascribed to them in the Agreement. Except as expressly amended by this letter agreement, the Agreement remains in full force and effect. In the event of any conflict or inconsistency between this letter agreement and the Agreement, this letter agreement shall control.

Section 2.7(b)(i)

     The entire text of the four paragraphs immediately following the caption “Section 2.7(b)(i)” in the May 1 Letter Agreement are deleted and of no further force and effect.

Please indicate your agreement to the foregoing by singing below.

ICU Medical, Inc.	ICU Medical (Utah), Inc.

By: /s/ Francis J. O’Brien	By: /s/ Francis J. O’Brien
Name: Francis J. O’Brien	Name: Francis J. O’Brien

Agreed and Accepted this 13th day of July, 2005

Hospira, Inc.

By: /s/ Terrence C. Kearney
Name: Terrence C. Kearney